CREDIT SUISSE FIRST BOSTON                              Exhibit 20        Page 1

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                   December 1, 1997 through December 31, 1997

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                                         $110,005,944.94
(B) Class A Noteholders' Percentage                                                                            67.00%
(C) Original Class A Note Balance                                                                     $73,703,000.00
(D) Class A Note Rate                                                                                           6.35%
(E) Class B Noteholders' Percentage                                                                            17.00%
(F) Original Class B Note Balance                                                                     $18,701,000.00
(G) Class B Note Rate                                                                                           6.65%
(H) Class C Noteholders' Percentage                                                                            10.00%
(I) Original Class C Note Balance                                                                     $11,000,000.00
(J) Class C Note Rate                                                                                           7.20%
(K) Class D Certificateholders' Percentage                                                                      6.00%
(L) Original Class D Certificate Balance                                                               $6,601,944.94
(M) Class D Certificate Rate                                                                                    0.00%
(N) Servicing Fee Rate                                                                                          3.50%
(O) Original Weighted Average Coupon (WAC)                                                                     20.08%
(P) Original Weighted Average Remaining Term (WAM)                                                             54.68 months
(Q) Number of Contracts                                                                                        9,172
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                             5,500,297.25
    (ii)  Minimum Specified Reserve Balance                                                             2,200,118.90
    (iii) Initial Deposit                                                                               1,650,089.17

(S) Noteholders' Percentage                                                                                    94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                         Total Trust
------------------------------------------------                                                         -----------

(A) Total Portfolio Outstanding                                                                       $89,796,952.49
(B) Total Portfolio Pool Factor                                                                            0.8162918
(C) Class A Note Balance                                                                              $59,838,077.53
(D) Class A Principal Factor                                                                               0.8118812
(E) Class A Interest Carryover Shortfall                                                                        0.00
(F) Class A Principal Carryover Shortfall                                                                       0.00
(G) Class B Note Balance                                                                              $15,182,989.67
(H) Class B Principal Factor                                                                               0.8118812
(I) Class B Interest Carryover Shortfall                                                                        0.00
(J) Class B Principal Carryover Shortfall                                                                       0.00
(K) Class C Note Balance                                                                               $8,930,692.82
(L) Class C Principal Factor                                                                               0.8118812
(M) Class C Interest Carryover Shortfall                                                                        0.00
(N) Class C Principal Carryover Shortfall                                                                       0.00
(O) Class D Certificate Balance                                                                        $5,845,192.46
(P) Reserve Account Balance                                                                             2,973,079.73
(Q) Payahead Account Balance                                                                              159,579.36
(R) Aggregate Subordinated Servicing Fees to Date                                                       1,802,329.26
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                         0.00
(T) Cumulative Net Losses for All Prior Periods                                                         5,598,970.73
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                       20.01%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                               49.19 months
(W) Number of Contracts                                                                                        8,026

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                  $1,789,242.13
    (ii)  Interest Payments Received                                                                    1,416,401.84
    (iii) Repurchased Loan Principal                                                                            0.00
    (iv)  Repurchased Loan Interest                                                                             0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                      0.00
(C) Amount Applied From Payahead Account                                                                   36,187.74
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                       20.00%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                           48.20 months
(F) Remaining Number of Contracts                                                                              7,784
(G) Delinquent Contracts
                                                                            Contracts                      Amount
                                                                            ---------                      ------

    (i)   30-59 Days Delinquent                                              206             2.65%     $2,386,408.68     2.78%
    (ii)  60-89 Days Delinquent                                                0             0.00%              0.00     0.00%
    (iii) 90 Days or More Delinquent                                           0             0.00%              0.00     0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) Aggregate Net Losses for Collection Period                                                         $1,239,659.37
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                            $2,040,276.63
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                  656,127.72
    (iii) Recoveries on Previously Liquidated Contracts                                                   144,489.54
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                              233


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated June 1, 1997, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend                            Controller         01/09/98
--------------------------------------------------------          --------------
Signature                                      Title              Date

CREDIT SUISSE FIRST BOSTON                               Exhibit 20       Page 2
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                   December 1, 1997 through December 31, 1997

I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                               $1,789,242.13
(B) Interest Payments Received (C(A)ii)                                                                1,416,401.84
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                             800,617.26
(D) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                 0.00
                                                                                                    ---------------

(F) Total Collections (A+B+C+D+E)                                                                     $4,006,261.23

                                                                                                    ---------------

(G) Total Available Amount (F)                                                                        $4,006,261.23

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                               $1,789,242.13
(B) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                          2,040,276.63
                                                                                                    ---------------
(D) Principal Distribution Amount (A+B+C)                                                             $3,829,518.76


(E) Current Servicing Fee (Subordinated)                                                                $261,907.78
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                      0.00
                                                                                                    ---------------
(G) Total Servicing Fees Payable                                                                               0.00
(H) Servicing Fees Paid from Collection Account                                                                0.00
(I) Reserve Account Draw for Servicing Fees Payable                                                            0.00
(J) Servicing Fee Shortfall                                                                                    0.00
(K) Current Subordinated Servicing Fee                                                                   261,907.78
(L) Aggregate Subordinated Servicing Fees Before (P)                                                   2,064,237.04

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                                 $316,643.16
    (ii)   Class A Interest Distributable Amount                                                         316,643.16
    (iii)   Class A Monthly Principal Distributable Amount                                             2,565,782.75
    (iv)   Class A Principal Distributable Amount                                                      2,565,782.75
                                                                                                    ---------------

    (v) Total Distributable Amount (i+ii)                                                             $2,882,425.91
    (vi) Class A Interest Paid from Collection Account                                                   316,643.16
    (vii) Reserve Account Draw for Class A Interest Payable                                                   $0.00
    (viii) Class A Interest Carryover Shortfall                                                               $0.00
    (ix) Class A Principal Paid from Collection Account                                                2,565,782.75
    (x) Reserve Account Draw for Class A Principal Payable                                                     0.00
    (xi) Class A Principal Carryover Shortfall                                                                 0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                                  $84,139.07
    (ii)   Class B Interest Distributable Amount                                                          84,139.07
    (iii)   Class B Monthly Principal Distributable Amount                                               651,027.82
    (iv)   Class B Principal Distributable Amount                                                        651,027.82
                                                                                                    ---------------

    (v) Total Distributable Amount (i+ii)                                                               $735,166.89
    (vi) Class B Interest Paid from Collection Account                                                    84,139.07
    (vii) Reserve Account Draw for Class B Interest Payable                                                   $0.00
    (viii) Class B Interest Carryover Shortfall                                                               $0.00
    (ix) Class B Principal Paid from Collection Account                                                  651,027.82
    (x) Reserve Account Draw for Class B Principal Payable                                                     0.00
    (xi) Class B Principal Carryover Shortfall                                                                 0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                                  $53,584.16
    (ii)   Class C Interest Distributable Amount                                                          53,584.16
    (iii)   Class C Monthly Principal Distributable Amount                                               382,937.06
    (iv)   Class C Principal Distributable Amount                                                        382,937.06
                                                                                                    ---------------

    (v) Total Distributable Amount (i+ii)                                                               $436,521.22
    (vi) Class C Interest Paid from Collection Account                                                    53,584.16
    (vii) Reserve Account Draw for Class C Interest Payable                                                   $0.00
    (viii) Class C Interest Carryover Shortfall                                                               $0.00
    (ix) Class C Principal Paid from Collection Account                                                  335,084.27
    (x) Reserve Account Draw for Class C Principal Payable                                                47,852.79
    (xi) Class C Principal Carryover Shortfall                                                                 0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                $2,064,237.04
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                             0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                       $2,064,237.04

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                       $229,771.13
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                                0.00

CREDIT SUISSE FIRST BOSTON                           Exhibit 20          Page 3

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                   December 1, 1997 through December 31, 1997

III. PAYAHEAD ACCOUNT INFORMATION


(A) Beginning Period Balance (B(Q))                                                                         $159,579.36
(B) Amounts Applied to Payahead Account (C(B))                                                                     0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                            36,187.74
                                                                                                      -----------------
(D) Ending Period Balance                                                                                   $123,391.62

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                            Begin. of Period             End of Period
                                                                            ----------------             -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                                 $89,796,952.49             $85,967,433.73
    (ii)   Total Pool Factor                                                       0.8162918                  0.7814799
    (iii)  Receivables Balance                                                 89,796,952.49              85,967,433.73
    (iv)   Prefunding Account Balance                                                   0.00                       0.00
    (v)    Class A Note Balance                                               $59,838,077.53             $57,272,294.78
    (vi)   Class A Principal Factor                                                0.8118812                  0.7770687
    (vii)  Class B Note Balance                                               $15,182,989.67             $14,531,961.85
    (viii) Class B Principal Factor                                                0.8118812                  0.7770687
    (ix)   Class C Note Balance                                                $8,930,692.82              $8,547,755.76
    (viii) Class C Principal Factor                                                0.8118812                  0.7770687
    (ix)   Class D Certificate Balance                                         $5,845,192.46              $5,615,421.33

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                20.01%                     20.00%
    (ii)  Weighted Average Remaining Maturity (WAM)                                    49.19 months               48.20 months
    (iii) Remaining Number of Contracts                                                8,026                      7,784



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")


(A) Beginning RA Balance (B(H))                                                                           $2,973,079.73

(B) Draw for Servicing Fee (II(I))                                                                                 0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                    0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                    0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                    0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                    0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                     0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                47,852.79

(I) Overcollateralization Amount                                                                         $28,695,138.95
(J) Maximum Specified Reserve Balance                                                                     12,895,115.06
(K) Specified Reserve Account Balance                                                                     12,895,115.06

(L) Amount Available for Deposit to the RA                                                                         0.00
                                                                                                      -----------------

(M) RA Balance Prior to Release                                                                           $2,925,226.94
(N) Specified Reserve Account Balance                                                                     12,895,115.06
(O) Reserve Account Release                                                                                        0.00

(P) Ending Reserve Account Balance                                                                        $2,925,226.94


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                           $1,239,659.37
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                       $2,040,276.63
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                            656,127.72
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                            144,489.54
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                     6,838,630.10

(D) Delinquent and Repossessed Contracts
                                                                                   Contracts                   Amount

    (i)   30-59 Days Delinquent (C(G)i)                                               206         2.65%   $2,386,408.68     2.78%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                0         0.00%            0.00     0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                          0         0.00%            0.00     0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                          233         2.99%    2,644,168.59     3.08%

CREDIT SUISSE FIRST BOSTON                           Exhibit 20          Page 4

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                   December 1, 1997 through December 31, 1997


          VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
          --------------------------------------------------


          (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
              (i)   Second Preceeding Collection Period                                            20.99%
              (ii)  Preceeding Collection Period                                                   13.39%
              (iii) Current Collection Period                                                      16.57%
              (iv)  Three Month Average (Avg(i,ii,iii))                                            16.98%

          (B)    Ratio of Balance of Contracts Delinquent 60 Days or More and
                 Balance of Financed Vehicles Repossessed but not Charged off to
                 the Outstanding Pool Balance as of Each Collection Period.
              (i)   Second Preceeding Collection Period                                             2.91%
              (ii)  Preceeding Collection Period                                                    2.79%
              (iii) Current Collection Period                                                       3.08%
              (iv)  Three Month Average (Avg(i,ii,iii))                                             2.93%

          (C) Cumulative Net Loss Ratio                                                             6.22%

          (D) Loss and Delinquency Trigger Indicator                                      Trigger Was Hit!!


          VIII. RECONCILIATION OF COLLECTION ACCOUNT
          ------------------------------------------


          (A) Collection Account Beginning Balance (I(H))                                   4,006,261.23
          (B) Servicing Fee Paid (II(H))                                                            0.00
          (C) Class A Interest Paid (II(M(vi)))                                               316,643.16
          (D) Class B Interest Paid (II(N(vi)))                                                84,139.07
          (E) Class C Interest Paid (II(O(vi)))                                                53,584.16
          (F) Class A Principal Paid (II(M(ix)))                                            2,565,782.75
          (G) Class B Principal Paid (II(N(ix)))                                              651,027.82
          (H) Class C Principal Paid (II(O(ix)))                                              335,084.27
          (I) Reserve Account Deposit                                                               0.00
          (J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                               0.00
          (K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                             0.00
          (L) Releases to Seller                                                                    0.00

                                                       Exhibit 20       Page 5
                           AFG Receivables Trust 1997-A
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:December 1, 1997 through December 31, 1997
Distribution Date:01/15/98
Month:            7

Statement for Class A, Class B and Class C Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Per $1,000 of Outstanding
                                                                                                           Class A/Class B/Class C
                                                                                                             Certificate Amount
                                                                                                           -----------------------
(i)  Principal Distribution
          Class A Note  Amount                                                                   2,565,782.75    42.8787632
          Class B Note  Amount                                                                     651,027.82    42.8787632
          Class C Note  Amount                                                                     382,937.06    42.8787631
          Certificates  Amount                                                                     229,771.13    39.3094200


(ii)  Interest Distribution
          Class A Note  Amount                                                                     316,643.16    5.2916667
          Class B Note  Amount                                                                      84,139.07    5.5416668
          Class C Note  Amount                                                                      53,584.16    6.0000003



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)                85,967,433.73


(iv)   Class A Notes Balance (end of Collection Period)                                         57,272,294.78
        Class A Pool Factor (end of Collection Period)                                              0.7770687
        Class B Notes Balance (end of Collection Period)                                        14,531,961.85
        Class B Pool Factor (end of Collection Period)                                              0.7770687
        Class C Notes Balance (end of Collection Period)                                         8,547,755.76
        Class C Pool Factor (end of Collection Period)                                              0.7770687
        Certificates Balance (end of Collection Period)                                          5,615,421.33



(v)  Basic Servicing Fee                                                                           261,907.78    2.9166667


(vi)   Aggregate Net Losses                                                                      1,239,659.37


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                 2,925,226.94
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                12,895,115.06
        Draws on Reserve Account                                                                    47,852.79
        Deposits to Reserve Account                                                                      0.00


(viii)  Class A Notes Interest Carryover Shortfall                                                       0.00    0.0000000
         Class B Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class C Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class A Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class B Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class C Notes Principal Carryover Shortfall                                                     0.00    0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                         0.00


(x)  Delinquent Contracts
                                                                                           Number                 Balance
                                                                                   -----------------------------------------------
           30-59 Days                                                                                  206         2,386,408.68
           60-89 Days                                                                                    0                 0.00
           90 Days or More                                                                               0                 0.00